UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 25, 2012

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2012, AGY Holding Corp., (“AGY Holdings”), a wholly-owned subsidiary of KAGY Holding Company, Inc. (“KAGY Holdings”), AGY Aiken LLC and AGY Huntingdon LLC (collectively the “Guarantors”) and KAGY Holdings entered into a first amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement, dated as of June 15, 2012, among KAGY Holdings, AGY Holdings, the Guarantors, the lenders party thereto, and UBS AG, Stamford Branch, as Administrative Agent (the “Loan Agreement”). The Amendment modified the Loan Agreement to, among other things, permit the amendment of the Master Lease Agreement, dated as of September 28, 2009, between AGY Holdings and DB Energy Trading LLC (“DB Energy”), to require delivery of certain additional reports and to add a minimum EBITDA financial covenant described below.

On July 25, 2012, AGY Holdings also entered into an amended and restated master lease agreement (the “A&R Master Lease”), with the Guarantors and DB Energy, providing for leases of precious metals used in the operations of the continuous filament mat business and the glassfiber yarns business of AGY Holdings and its subsidiaries. The A&R Master Lease amended and restated the Master Lease Agreement to, among other things, extend the scheduled termination date of the agreement to May 31, 2013, increase rent margins and add subsidiary guarantees and a minimum EBITDA financial covenant described below.

The new minimum EBITDA financial covenants require that EBITDA (as defined in the A&R Master Lease) not be less than $16.5 million for the 12-month period ending June 30, 2012, $17.25 million for the 12-month period ending September 30, 2012, $17.75 million for the 12-month period ending December 31, 2012 and $18.25 million for the 12-month period ending March 31, 2013.

Item 2.03.	Creation of a Direct Financial Obligation.

On July 25, 2012, AGY Holdings entered into the A&R Master Lease and the Amendment to the Loan Agreement. A brief description of the terms and conditions of the A&R Master Lease and the Amendment is included in Item 1.01 of this Current Report, which description is incorporated into this item by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 27, 2012, George B. DeHuff has resigned as director of AGY Holdings.

(d) Effective July 27, 2012, Robert Isaman was elected to the Board of Directors of AGY Holdings. Mr. Isaman will receive compensation for his services as a director of $50,000 for each fiscal year served as a director. In addition, Mr. Isaman will receive a stock option grant to purchase 10,000 shares of common stock of AGY Holdings’ parent company upon his appointment to the Board. The stock option award will vest at a rate of 25% per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: July 31, 2012	By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: Interim Chief Financial Officer